UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

 (RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant	X
Filed by Party other than Registrant
Check the appropriate box:
X	Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Materials Pursuant to §240.14a-12

EXOUSIA ADVANCED MATERIALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXOUSIA ADVANCED MATERIALS, INC.
8503 North Fitzgerald Way
Missouri City, Texas 77459
——————————————
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
——————————————
Notice is hereby given that a Special Meeting of Shareholders of Exousia Advanced Materials, Inc. will be held at 10:00 a.m., eastern time, on __________, April ___, 2010, at the offices of Schlanger, Silver, Barg & Paine, LLP, our counsel, 109 North Post Oak Lane, Suite 300, Houston, Texas 77024, for the following purposes as set forth in the accompanying proxy statement:

1.
To approve an amendment to our Certificate of Formation to increase the total number of shares of common stock, $0.001 cent par value per share ("Common Stock") that we are authorized to issue from 100,000,000 to 450,000,000 shares of Common Stock;

2.
To amend our Certificate of Formation to eliminate personal liability, to the extent permitted by law, of the Company's directors and provide for the indemnification of its directors, officers, employees, fiduciaries and agents; and

3.	To approve an adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

Holders of record of our Common Stock and Series A Preferred Stock at the close of business on February 26, 2010, will be entitled to vote at the special meeting.

By Order of the Board of Directors,

Wayne Rodrigue
Chairman

Dated: March ___, 2010

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to the exercise thereof and if present at the special meeting may withdraw it and vote in person. Attendance at the special meeting is limited to shareholders, their proxies and our invited guests.

EXOUSIA ADVANCED MATERIALS, INC.
PROXY STATEMENT
TABLE OF CONTENTS

Questions and Answers About Our Special Meeting	1
Forward-Looking Statements	4
Proposal No. 1 Authorized Share Amendment Proposal	5
Reasons for the Amendment	5
Vote Required	6
Board Recommendation	6
Effect of Increasing the Number of Authorized Shares of Common Stock	6
Potential Anti-Takeover Effects of Proposal I	7
Vote Required	7
Proposal No. 2 Mandatory Indemnification	7
Purpose and Effect of the Proposed Amendment	7
Vote Required	9
Board Recommendation	9
Reasons for the Board Recommendation	9
Proposal No. 3 Adjournment Proposal	10
Vote Required	10
Board Recommendation	10
Security Ownership of Certain Beneficial Owners and Management	10
Proposals of Shareholders For 2010 Annual Meeting	11
Householding	11
Where You Can Find Additional Information	12
Incorporation of Documents By Reference	12
Other Matters	12
Annex A – Certificate of Amendment of the Certificate of Formation of Exousia Advanced Materials, Inc.	A-1
Annex B – Proxy	B-1

EXOUSIA ADVANCED MATERIALS, INC.
8503 North Fitzgerald Way
Missouri City, Texas 77459
——————————————
PROXY STATEMENT
——————————————
FOR THE SPECIAL MEETING OF SHAREHOLDERS OF EXOUSIA ADVANCED MATERIALS, INC.
TO BE HELD April ___, 2010

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Exousia Advanced Materials, Inc. of proxies to be voted at our special meeting of shareholders to be held at 10:00 a.m., eastern time, on _________, April ___, 2010, at the offices of Schlanger, Silver, Barg & Paine, LLP, our counsel, 109 North Post Oak Lane, Suite 300, Houston, Texas 77024, or at any adjournment or postponement thereof. It is anticipated that the proxy statement and the form of proxy will be mailed on or about March ___, 2010, to shareholders as of the record date, as defined below.

Only shareholders of record as of 5:00 p.m., eastern time, on February 26, 2010, which is referred to as the record date, are entitled to receive notice of the special meeting and to vote at the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were 62,248,975 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock issued and outstanding and entitled to vote at the special meeting.  In addition there are 37,751,025 shares reserved for issuance of warrants and options that have previously been granted.

QUESTIONS AND ANSWERS ABOUT OUR SPECIAL MEETING

Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the proposals.

Q.           What proposals are shareholders being asked to consider at the special meeting?

A.           You are being asked to vote on three proposals:

•
The approval of an amendment to our Certificate of Formation to increase the total number of shares of Common Stock that we are authorized to issue from 100,000,000 to 450,000,000 shares. We refer to this proposal as the "Authorized Share Amendment Proposal."

•
The approval of an amendment of our Certificate of Formation to provide for elimination of liability of our directors to the fullest extent permitted by law and for mandatory indemnification of our officers, directors, employees, fiduciaries and agents.  We refer to this proposal as the "Mandatory Indemnification Proposal."

•
The approval of an adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals. We refer to this proposal as the "Adjournment Proposal."

Q.           Why are we proposing the Authorized Share Amendment Proposal?

A.           We will need to amend our Certificate of Formation to increase the number of shares of Common Stock that we are authorized to issue from 100,000,000 to 450,000,000 shares to have a sufficient number of shares of Common Stock to raise funds, issue stock options to employees and to issue warrants to prospective lenders.  In addition, the increase in the number of authorized shares of Common Stock will allow the conversion of the Series A Preferred Stock issued in the Evergreen transaction described herein into Common Stock and enable us to established new series of Preferred Stock in the future.  We currently have issued or have reserved for issuance all of the authorized shares of Common Stock and Preferred Stock and we do not have any authorized shares of either Common Stock or Preferred Stock to issue at this time.

Our Certificate of Formation currently authorizes us to issue a total of 100,000,000 shares of Common Stock and we have approximately 62,248,975 shares of Common Stock issued and outstanding, approximately 37,751,025 shares of Common Stock reserved for warrants and options previously granted and 10,000,000 shares of preferred stock of which 10,000,000 shares have been designated as Series A Preferred Stock of which 10,000,000 are issued and outstanding.  Without the approval of the Authorized Share Amendment Proposal, we can not issue any additional shares of Common Stock or Preferred Stock.

Q.           Why are we proposing the Mandatory Indemnification Proposal?

A.           We believe that the Mandatory Indemnification Proposal is necessary to attract and retain qualified persons to serve as directors, officers, employees, fiduciaries and agents.

Q.           Why are we proposing the Adjournment Proposal?

A.           We are proposing the Adjournment Proposal so that we may delay the special meeting in the event that it appears that the other proposals to be presented at the special meeting do not have sufficient votes to be approved. This will provide our management with more time to solicit shareholders to vote or change their votes.

Q.           Are the Authorized Share Amendment Proposal and the Mandatory Indemnification Proposal conditioned upon the approval of the other?

A.           No.   These proposals are separate and not dependent on each other.

Q.           Does our Board of Directors recommend voting in favor of the Authorized Share Amendment Proposal, the Mandatory Indemnification Proposal and the Adjournment Proposal?

A.           Yes. Our Board of Directors has determined that it is in the best interests of the Company and our shareholders to approve the Authorized Share Amendment Proposal, the Mandatory Indemnification Proposal and the Adjournment Proposal. Accordingly, our Board of Directors unanimously recommends that you vote:

           FOR the Authorized Share Amendment Proposal;
           FOR the Mandatory Indemnification Proposal; and
           FOR the Adjournment Proposal.

Q.           How can I attend the special meeting?

A.           You are entitled to attend the special meeting only if you were an Exousia shareholder as of the record date or you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the record date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the special meeting, please cast your vote as soon as possible.

Q.           What are the voting rights of our shareholders?

A.           Each shareholder is entitled to one vote on each of the proposals presented at the special meeting for each share of Common Stock owned by that shareholder on the record date.

Q.           What constitutes a quorum?

A.           The holders of at least two-thirds of the outstanding shares of each of our Common Stock and our Series A Preferred Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the special meeting. The election inspectors appointed for the meeting will tabulate the votes in person or by proxy and will determine whether or not a quorum is present at the special meeting. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum for each proposal.

Q.           What vote is required to approve the proposals?

A.           The approval of the Authorized Share Amendment Proposal and the Mandatory Indemnification Proposal will require the affirmative vote of two-thirds of the outstanding shares of Common Stock and two-thirds of the outstanding shares of the Series A Preferred Stock, each voting as a separate class, on the record date entitled to vote on the proposal.

The Adjournment Proposal requires the affirmative vote of the majority of shares of Common Stock and Series A Preferred Stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Q.           How do I vote?

A.           Registered Shareholders
If you are a registered shareholder (you hold your shares in your own name through our transfer agent), you may vote in person at the special meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the special meeting, you may vote by proxy by indicating on the enclosed proxy card how you would like to vote and sign and return the proxy card in the accompanying pre-addressed postage paid envelope.

Beneficial Owners
If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or a trustee) and you wish to vote in person at the special meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not wish to vote in person or you will not be attending the special meeting, you may vote by proxy by indicating on the enclosed proxy card how you would like to vote and sign and return the proxy card in the accompanying pre-addressed postage paid envelope. Please also refer to the telephone or internet instructions you receive from your brokerage firm, bank, or trustee on how to vote your shares.

Q.           Can I change my vote after I have voted?

A.           Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by our Secretary of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the special meeting. However, your attendance at the special meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Q.           How will the persons named as proxies vote?

A.           If you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares as follows: FOR the Authorized Share Amendment Proposal, FOR the Mandatory Indemnification Proposal, and FOR the Adjournment Proposal.

Q.           What is a broker non-vote?

A.           A broker non-vote occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. The Authorized Share Amendment Proposal and the Mandatory Indemnification Proposal are not "routine" matters and therefore, if a shareholder does not instruct his or her record holder as to how such shareholder's Common Stock should be voted with respect to this item, a broker non-vote will occur.

Q.           What is the effect of a broker non-vote?

A.           Broker non−votes will have the effect of a vote AGAINST the Authorized Share Amendment Proposal and the Mandatory Indemnification Proposal.

Q.           What is the effect of an abstention?
A.           An abstention will have the effect of a vote AGAINST the Authorized Share Amendment Proposal, the Mandatory Indemnification Proposal and the Adjournment Proposal.

Q.           Who will pay the cost of soliciting proxies?

A.           We will pay the entire cost of soliciting proxies, which also includes the preparation, printing and mailing of the proxy statement.  Transfer Online, Inc. and Financial Solutions, Inc has been retained to assist in the distribution of proxies at an estimated amount of $5,000 including expenses. In addition to soliciting proxies by mail, certain of our directors, officers and regular employees may also solicit proxies personally, by telephone or telefax. We will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Q.           Will representatives of our independent auditors be present at the special meeting?

A.           No.

Q.           What should I do now?

A.           You should read this proxy statement carefully. In order for your shares to be represented at the special meeting:
           you can attend the special meeting in person and vote at the meeting; or
           you can indicate on the enclosed proxy card how you would like to vote and sign and return theproxy card in the accompanying pre-addressed postage paid envelope.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement or the documents incorporated by reference herein that are not statements of historical fact such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those anticipated in such statements. Most of these factors are outside our control and difficult to predict. These forward-looking statements include, without limitation, expectations with respect to our future financial or business performance, strategies or expectations and anticipated financial impacts and synergies resulting from our recent acquisition of Evergreen and related transactions. Factors that may cause such differences include, but are not limited to:

(1) changes in general economic, market and business conditions in areas or markets where we compete;

(2) conditions beyond our control such as future state and federal legislation and regulation affecting one or more of our business segments, natural disasters or acts of war or terrorism;

(3) changes in the interest rate environment;

(4) changes in the default rate of our loans;

(5) changes in the home heating oil and materials markets, including ongoing liquidity problems related thereto;

(6) cost and availability of capital;

(7) competition for our home heating oil and materials segments from other institutions;

(8) approval of new, or changes in, accounting policies and practices; and

(9) other factors discussed from time to time in our news releases and/or public statements, and those factors listed under Item "Risk Factors" in the Form 10K.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. You should review carefully the items captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K for a more complete discussion of these and other factors that may affect our business. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this proxy statement or the documents incorporated by reference herein except to the extent required by federal securities laws.

PROPOSAL NO. 1

AUTHORIZED SHARE AMENDMENT PROPOSAL

Our Board of Directors has approved, and is hereby soliciting shareholder approval of, an amendment to our Certificate of Formation to increase the number of shares of our Common Stock that we are authorized to issue from 100,000,000 shares to 450,000,000 shares, referred to herein as the Authorized Share Amendment Proposal. This amendment to our Certificate of Formation would take effect on the date we file the amendment with the Secretary of State of the State of Texas. We expect to file the amendment with the Secretary of State of the State of Texas promptly following approval by our shareholders of the Authorized Share Amendment Proposal and the Mandatory Indemnification Proposal. Annex A to this proxy statement contains the complete text of the proposed amendment to our Certificate of Formation, which you are urged to read in its entirety.

The amendment to our Certificate of Formation would provide for the following:

Article Four of the Certificate of Formation is amended to increase the aggregate number of shares ("Common Stock") which the Corporation shall have the authority to issue from 100,000,000 to 450,000,000 shares of Common Stock, $0.001 cent par value per share.

Reasons for the Amendment

We currently have 100,000,000 shares of Common Stock and 10,000,000 share of preferred stock authorized and there are 62,123,975 shares of Common Stock issued and outstanding and 10,000,000 shares of preferred stock issued and outstanding.   We also have 37,826,025 shares of Common Stock reserved for issuance on the exercise of various stock options and warrants.  This means that we do not have any authorized shares of Common Stock or Preferred Stock which are not either issued or reserved for issuance.   As such, we do not have any authorized shares of Common Stock or Preferred Stock to continue fund raising and to meet our obligations.  Without an increase in the number of shares of authorized Common Stock, we may not be able to raise additional funds or meet our obligations, grant additional stock option to employees or issue warrants to lenders for financing transactions.

In addition, to the shares of Common Stock reserved for issuance on the exercise of various stock options and warrants, we also have issued a series of Preferred Stock that is convertible into our Common Stock when such sufficient shares of Common Stock are authorized and available.   On January 15, 2010, a Certificate of Merger was filed with the Delaware Secretary of State wherein we acquired all of the outstanding ownership of Evergreen Global Investments Ltd, a Delaware corporation ("Evergreen") pursuant to the terms of an Agreement and Plan of Merger dated and effective December 31, 2009 (the "Merger Agreement"), among Evergreen and Exousia Merger Subsidiary I, Inc., a Delaware corporation and wholly owned subsidiary of Exousia ("Merger Sub"), pursuant to which Merger Sub merged with and into Evergreen (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub ceased and Evergreen continued as the surviving corporation and as a wholly owned subsidiary of Exousia. On December 31, 2009, our board of directors approved the issuance of the Series A Preferred Stock to the former shareholders of Evergreen and waived the provisions Section 21.601 et. seq of Texas Business Organization Code (the "TBOC") as to the acquisition of shares of Series A Preferred Stock by the former shareholders of Evergreen.    Due to such approval by our board of directors, the provisions of TBOC Section 21.601 will not apply to Able Energy, Inc. ("Able") and Evergreen Financial Services, Inc. ("Evergreen Financial"), two of the former shareholders of Evergreen.   Section 21.601 of the TBOC restricts certain transactions between a public company and shareholders who hold more than 20% of the stock of such public company unless the original acquisition of such stock was approved by the board of directors of the public company prior to the acquisition of stock by such affiliated shareholder.   Neither Able nor Evergreen Financial were shareholders or had any relationship with us prior to such transaction.  None of our officers or directors had any relationship with Able or Evergreen Financial prior to such transaction.

The acquisition price for Evergreen is $23,971,030 for which we issued 10 million shares of its Series A Preferred Stock to the former shareholders of Evergreen, increasing the Company's shareholders' equity by an equal amount. Of these 10 million shares, 6,026,958 Shares of Series A Preferred Stock went to Able, 3,894,367 Shares of Series A Preferred Stock went to Evergreen Financial, and 78,675 Shares of Series A Preferred Stock to Green Tree Capital Group ("Green Tree"). Each share of Series A Preferred Stock has a liquidation preference of $2.60 per share and is convertible into Twenty and 475/1000 (20.475) shares of Common Stock when and if the Company amends its Certificate of Formation to provide for sufficient shares of Common Stock to allow such conversion. Each share of Series A Preferred Stock also has the right to twenty and 475/1000 (20.475) times the dividends paid on each share of Common Stock and to Twenty and 475/1000 (20.475) votes per share of Series A Preferred Stock. Until the conversion of the Series A Preferred Stock into Common Stock, Able will hold 123,401,965.05 votes as to any matter submitted to the shareholders of the Company, Evergreen Financial will hold 79,737,164.25 votes and Green Tree will hold 1,610,870.625 votes. Upon amendment of the Company's Certificate of Formation to increase the number of authorized shares of Common Stock to an amount sufficient to provide for such conversion, each share of Series Preferred Stock will have the right to convert their shares of Series A Preferred Stock into 20.475 shares of Common Stock.  Following such conversion, Able will hold 123,401,965.05 shares of Common Stock, Evergreen Financial will hold 79,737,164.25 shares of Common Stock and Green Tree will hold 1,610,870.625 shares of Common Stock.

The consent or approval of our shareholders was not required for either the authorization of the issuance of the Series A Preferred Stock or for the consummation of the Merger with Evergreen.  You are not being asked to vote on or approve either transaction.    If the Authorized Share Amendment is not approved, the Series A Preferred Stock will remain outstanding and will have the right to 204,750, 000 votes on all matters submitted to the vote of our shareholders and the right to the same dividends as would have been distributed to 204,750,000 shares of Common Stock when or if such dividends were declared.

We will need to amend our Certificate of Formation to increase the number of shares of Common Stock that we are authorized to issue from 100,000,000 to 450,000,000 shares to have a sufficient number of shares to allow us to issue additional shares of Common Stock for financing and other purposes.  In addition, the increase in the number of authorized shares of Common Stock will allow the conversion of the Series A Preferred Stock into Common Stock and make the preferred stock available for use in future transactions.   Without the approval of the Authorized Share Amendment Proposal, we will not have sufficient shares of authorized Common Stock to pursue our business plan.

Vote Required

The affirmative vote of two-thirds of the outstanding shares of Common Stock and two-thirds of the shares of the Series A Preferred Stock on the record date entitled to vote on the Authorized Share Amendment Proposal will be required to approve the Authorized Share Amendment Proposal.

Board Recommendation

Our Board of Directors has approved the Authorized Share Amendment Proposal and unanimously recommends to shareholders that they vote FOR approval of the Authorized Share Amendment Proposal.

Effect of Increasing the Number of Authorized Shares of Common Stock

If this proposal is approved, the additional authorized shares of Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations.

The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of present shareholders.  Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock.  Accordingly, the issuance of additional shares of Common Stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance.

Potential Anti-Takeover Effects of Authorized Share Amendment Proposal

Although the Authorized Share Amendment Proposal is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares of Common Stock could be used to make any attempt to gain control of the Company or the Board of Directors more difficult or time-consuming. Any of the additional shares of Common Stock could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on our part, to repurchase such shares, or on the part of the purchaser, to put such shares to us.

The amendment to increase the authorized shares of Common Stock might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our capital stock, to acquire control of us, because the issuance of the additional shares of Common Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of our Company. If so used, the effect of the additional authorized shares of Common Stock might be (i) to deprive shareholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person or entity seeking to obtain control of us or (ii) to assist incumbent management in retaining its present position. Accordingly, before voting on Proposal 5, shareholders are urged to read carefully this section and the other sections of this proxy statement and the relevant portions of the appendices to this proxy statement, which set forth the full text of the proposed amendments.

Proposal 1 is not being recommended in response to any specific effort of which the Company is aware to accumulate the Common Stock or to obtain control of the Company.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT OF CERTIFICATE OF FORMATION THAT ELIMINATES  PERSONAL LIABILITY, TO THE EXTENT PERMITTED BY LAW, OF THE COMPANY'S DIRECTORS AND OFFICERS, AND PROVIDES FOR THE MANDATORY INDEMNIFICATION OF ITS DIRECTORS, OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

                   Our Board of Directors is requesting that shareholders approve an amendment to the Certificate of Formation that will eliminate personal liability, to the extent permitted by law, of our directors and officers and provide for the indemnification of our directors, officers, employees, fiduciaries or agents.

Purpose and Effect of the Proposed Amendment

                   The Texas Business Organizations Code ("TBOC") permits the exculpation of directors and officers and the indemnification of directors, officers, employees, fiduciaries and agents. In addition, the certificate of incorporation or similar charter document of public companies commonly provides exculpation and indemnification of their directors, officers and other persons. Our Board of Directors believes that providing exculpation and indemnification is an important factor in attracting and retaining highly qualified individuals to serve as directors and officers of the Company and in other capacities and motivating such individuals to devote their maximum efforts toward the advancement of the Company and its business.

If approved, the proposed amendment will amend the Certificate of Formation to add the following text:

ARTICLE NINE

The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Organization Code, as the same exists or may hereafter be amended.  Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Nine is in effect.  Any repeal or amendment of this Article Nine shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment of this Article Nine.  Such right shall include the right to be paid or reimbursed by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Organization Code, as the same exists or may hereafter be amended.  If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Organization Code, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.  In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives.  The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article Nine shall extend to proceedings involving the negligence of such person.

As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

ARTICLE TEN

To the fullest extent permitted by applicable law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Ten does not eliminate or limit the liability of a director of the Corporation to the extent the director is found liable for:

(i)	a breach of the director's duty of loyalty to the Corporation or its shareholders;

(ii)	an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(iii)	a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

(iv)	an act or omission for which the liability of a director is expressly provided by an applicable statute.

Any repeal or amendment of this Article Ten by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment.  In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ten, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Business Organization Code.

                   The proposed amendment is intended to make exculpation of directors and officers a mandatory obligation of the Company. On the other hand, indemnification would only be permissive, unless indemnification is otherwise mandatory under applicable law. As a result, the Board of Directors would have the authority to determine whether or not to indemnify or advance expenses to a director, officer, employee, fiduciary or agent based on the particular set of circumstances. However, the Company may enter into separate indemnification agreements with its directors and officers, which would require mandatory indemnification of such directors and officers in all circumstances to the fullest extent permitted by law.

Vote Required

                   Approval of Proposal 2 requires the approval of two-thirds of the outstanding shares of Common Stock and two-thirds of the outstanding shares of Series A Preferred Stock, each voting as a separate class.  For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast.

Board Recommendation

                   The Board of Directors recommends a vote FOR the proposal to amend the Certificate of Formation to provide the exculpation of directors and officers and the mandatory indemnification of our directors, officers, employees, fiduciaries and agents.

Reasons for the Board Recommendation

In order to attract and retain the best directors and officers, the Board of Directors has determined that it is in the best interests of the Company to provide protections for such directors and officers who, in connection with performing their duties for the Company, become subject to certain actions, suits or proceedings. The Board of Directors believes that the directors and officers should be provided with the maximum indemnification permitted under the TBOC, and that the indemnification by the Company of directors and officers should be mandatory rather than discretionary.

The Board believes that it is in the best interests of the Company and its shareholders to approve Proposal 2.  The Board believes that as the Company grows and its securities are traded more frequently, it is crucial for the Company to be able to attract and retain highly qualified directors and officers. However, Proposal 2 is not conditioned on the approval of Proposal 1, and the Board of Directors believes that approval of Proposal 2 is in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

ADJOURNMENT PROPOSAL

Our Board of Directors has approved, and is hereby soliciting shareholder approval of, a proposal to adjourn or postpone the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Authorized Share Amendment Proposal and the Mandatory Indemnification Proposal, referred to herein as the Adjournment Proposal.

If the Adjournment Proposal is not approved by our shareholders, our Board of Directors may not be able to adjourn or postpone the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the Authorized Share Amendment Proposal and the Mandatory Indemnification Proposal.

Vote Required

The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote on the Adjournment Proposal is required for approval of the Adjournment Proposal.

Board Recommendation

Our Board of Directors has unanimously approved the Adjournment Proposal and unanimously recommends to our shareholders that they vote FOR approval of the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the shares of our Common Stock as of the close of business on December 31, 2008 for each person known by us to own beneficially five percent or more of our Common Stock and of each of our directors and our officers and directors as a group.  For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13(d)-3 of the Securities Exchange Act of 1934, under which a person is considered to be a beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of any option, warrant or conversion of a security.  As of December 31, 2009, we have 62,248,975 shares issued and outstanding.

	Name & Address of Security Holder	Title or Position, if any	Number of Common Shares Owned	Preferred Stock	Common Stock Equivalents	Number of Shares Beneficially Owned	Percentage of Class
J. Wayne Rodrigue (Note 1)	8503 N Fitzgerald Way Missouri City, TX 77459	Chairman and CEO	14,406,895	0	325,000	14,731,895	5.49%
Robert Lane Brindley	11833 Park Forest Ct Glenn Allen, VA 23059	Director	1,228,830	0	0	1,228,830	0.46%
Robert Roddie (Note 1)	407 Planters Row Lafayette, LA 70508	CFO, COO, Sr. VP	785,000	0	325,000	1,110,000	0.41%
Micheal Beane	6 Eagle Point Lane Castle Rock, CO 80108		0	0	50,000	50,000	0.02%
All Officers and Directors as a group			16,420,725	0	700,000	17,120,725	6.38%
Evergreen Financial Services, Inc. (Note 2)	350 Fifth Avenue, Ste. 5720 New York, NY 10118-5720		0	3,894,367	79,737,164	79,737,164	29.71%
Able Energy, Inc. (Note 2)	1140 Avenue of the Americas, Ste. 1800 New York, NY 10036		0	6,026,958	123,401,965	123,401,965	45.98%
Green Tree Capital Group (Note 2)	135 Kings Hwy, 2nd Floor Haddonfield, NJ 08033		0	78,675	1,610,871	1,610,871	0. 60%

*Note 1 - Mssrs Rodrigue and Roddie were each awarded 500,000 and 900,000 Stock Options in 2008 and 2009 respectfully.

These warrants vest as follows:

25% 6 months after the date of award
25% 1 year after the date of award
25% 2 years after the date of award
25% 3 years after the date of award

The beneficial shares owned include only those that are vested as of the date of this filing

*Note 2 - Evergreen Financial received 3,894,367 shares of Series A Preferred Stock; Able Energy 6,026,958 shares of Series A Preferred Stock and Green Tree Capital Group 78,675 shares of Series A Preferred Stock as a par of the asset sales described herein. The Preferred Shares are convertible to Exousia Common Stock at a rate of 20.475 shares of Exousia Common Stock for each share of Series A Preferred Stock owned. The Beneficial Shares are the number of Common Shares each would own if converted to Common Stock.

PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING

Shareholders who intend to present a proposal for action at our 2010 Annual Meeting of Shareholders, must notify our management of such intention by notice received at our principal executive offices no later than _______________________, 2010 for such proposal to be included in our proxy statement and form of proxy relating to such meeting. Proposals received after ___________________, 2010 shall be considered untimely.

HOUSEHOLDING

Regulations regarding the delivery of copies of proxy materials to shareholders permit us, banks, brokerage firms and other nominees to send one proxy statement to multiple shareholders who share the same address under certain circumstances. This practice is known as "householding." Shareholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke a "householding" consent previously provided to a bank, broker or other nominee, the shareholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a shareholder wishes to receive a separate proxy statement, we will promptly deliver a separate copy to such shareholder that contacts us by mail at Exousia Advanced Materials, Inc., Attn: Secretary of the Company, 8503 North Fitzgerald Way, Missouri City, Texas 77459, or by telephone at (832) 222-2625 . Any shareholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above.  Any shareholders sharing an address whose shares of Common Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E. Room 1024, Washington, D.C. 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

OTHER MATTERS

Our Board of Directors knows of no matters that are expected to be presented for consideration at the special meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

By Order of the Board of Directors,

Wayne Rodrigue
Chairman and Chief Executive Officer
Dated: March ___, 2010

ANNEX A

THIRD AMENDMENT TO THE
CERTIFICATE OF FORMATION

OF

EXOUSIA ADVANCED MATERIALS, INC.

This is, pursuant to the provisions of the Texas Business Organizations Code ("TBOC") and the undersigned does hereby execute, the Third Amendment to the Certificate of Formation of Exousia Advanced Materials, Inc. (this "Amendment").

The filing entity is a corporation.  The name of the entity is Exousia Advanced Materials, Inc., sometimes referred to herein as the "Corporation".

This Amendment makes new amendments to the original Articles of Incorporation (now Certificate of Formation) as originally stated and subsequently amended.

The Corporation was originally formed under the name of Cyber Law Reporter, Inc. as a Texas corporation by the filing of its Articles of Incorporation in the State of Texas on March 2, 2000, whereupon the Texas Secretary of State issued to the Corporation the filing number 3-20022-2944-4.

ARTICLE I
AUTHORIZED SHARES

Article Four of the Certificate of Formation is amended to increase the aggregate number of shares ("Common Stock") which the Corporation shall have the authority to issue from 100,000,000 to 450,000,000 shares of Common Stock, $0.001 cent par value per share.

ARTICLE II
LIMITATION OF DIRECTORS' LIABILITY

Article Nine is hereby added to the Certificate of Formation.

No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's  management of the Corporation, except that this Article VI does not eliminate or limit the liability for (i) a breach of a duty of loyalty to the Corporation or its other shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which an improper benefit is received; (iv) an act or omission for which the liability of such officer or director member is expressly provided for by statute; or (v) for an act related to an unlawful distribution.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE III
INDEMNIFICATION

Article Ten is hereby added to the Certificate of Formation.

Each director, officer, employee, fiduciary or agent of the Corporation who was or is made a party to or is threatened to be made a party to, or is otherwise involved in any action, suit or proceedings, whether civil, criminal, arbitrative, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, she or it is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, (hereinafter an "indemnitee"), whether the basis of such proceedings is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the TBOC, as the same exists or may hereafter be amended (provided that no such amendment shall adversely affect any right or protection of a director, officer, employee, fiduciary or agent of the Corporation existing at the time of such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.  The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that  an advancement of expenses incurred by a director, officer, employee, fiduciary or agent who is an indemnitee shall be made only upon delivery to the Corporation of a written affirmation by the director, officer, employee, fiduciary or agent of his or its good faith belief that he or it has met the standard of conduct necessary for indemnification under the TBOC (hereinafter an "affirmation") and a written undertaking, by or on behalf of such director, officer, employee, fiduciary or agent, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VII or otherwise (hereinafter an "undertaking").

The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any director, officer, employee, fiduciary or agent person may have or hereafter acquire under any statute, this Certificate of Formation, regulations, agreement, vote of members, managers or otherwise.

STATEMENT OF APPROVAL

This Amendment has been made in accordance with the provisions of the TBOC.  The Amendment has been approved in the manner required the TBOC and by the governing documents of the Corporation.

REQUIRED STATEMENTS

This Amendment accurately states the amendments to the Articles of Incorporation.  The attached Amendment does not contain any other changes to the Articles of Incorporation except for information permitted to be omitted by provisions of the TBOC applicable to the filing entity.

EXECUTION

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: April ____, 2010.

EXOUSIA ADVANCED MATERIALS, INC.

By:
(signature of authorized person)

Printed or typed name of authorized

ANNEX B
PROXY

Exousia Advanced Materials, Inc
Proxy for Special Meeting of Shareholders to be Held April ____, 2010
(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned shareholder of Exousia Advanced Materials, Inc. (the "Company") acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement for the Special Meeting and, revoking all prior proxies, hereby appoints Mr. Wayne Rodrigue with full power of substitution as proxy to vote all the shares of Common Stock of the Company owned or held by the undersigned at the Special Meeting of Shareholders to be held at 10:00 a.m., eastern time, on ___________, April ___, 2010, at the offices of offices of Schlanger, Silver, Barg & Paine, LLP, our counsel, 109 North Post Oak Lane, Suite 300, Houston, Texas 77024, or any adjournment or postponement hereof.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is given, this proxy will be voted for the Authorized Share Amendment Proposal, the Mandatory Indemnification Proposal and the Adjournment Proposal.

This Proxy should be dated, signed by the shareholder(s) exactly as the name appears on the envelope in which this material was mailed, and returned at the earliest convenience in the enclosed return envelope. Persons signing in a fiduciary capacity should so indicate.

1.
Approval of the Authorized Share Amendment Proposal – an amendment to Exousia Advanced Material, Inc.'s Certificate of Formation to increase the total number of shares of Common Stock that it is authorized to issue from 100,000,000 to 450,000,000 shares.

2.
Approval of the Mandatory Indemnification Proposal – an amendment to Exousia Advanced Material, Inc.'s Certificate of Formation that will eliminate personal liability, to the extent permitted by law, of our directors and officers and provide for the indemnification of our directors, officers, employees, fiduciaries or agents.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
					

3. Approval of the Adjournment Proposal – an adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of the other proposals.

			FOR	AGAINST	ABSTAIN
					

Date:	(Stockholder's signature)

(Stockholder's signature)